Exhibit 99.1

For Immediate Release
PRESS RELEASE	Contact: Investor Relations
080509.09	Tel: +1.281.529.7979
GLOBAL INDUSTRIES, LTD. ANNOUNCES RESULTS
FOR THE SECOND QUARTER OF 2009
CARLYSS, LOUISIANA (August 5, 2009) — Global Industries, Ltd. (Nasdaq: GLBL) announced revenues of $294.8 million for the second quarter of 2009 compared to $300.5 million in the second quarter of 2008. Net income was $45.9 million, or $0.40 per diluted share, for the second quarter of 2009 compared to a loss of $14.1 million, or $0.12 per diluted share, in the second quarter of 2008.
Commenting on the second quarter results, Chairman and Chief Executive Officer John A. Clerico stated, “I am pleased to report that all business segments were profitable for the second quarter, as we are realizing the efforts of our recovery plan.”
During the second quarter of 2009, our Company booked $116.4 million of new work resulting in a backlog of $215.6 million as of June 30, 2009. Commenting on the backlog results, John Clerico stated, “We are continuing to bid new projects on a worldwide basis and pursue opportunities with our key relationship customers. Along with these efforts, we will also continue to execute proactive cost control measures to appropriately size our operations.”
Revenue for the second quarter of 2009 included the completion of a major pipeline repair and replacement project in Nigeria, pipeline repairs in Mexico, pipeline installation projects in India and Indonesia, the Berri and Qatif pipeline project in Saudi Arabia, and the Camarupim and Mexilhao pipeline projects in Brazil. North America OCD and North America Subsea activity consisting of smaller projects and dive support services also contributed to revenues for the quarter.
Selling, general and administrative expenses of $16.7 million for the second quarter of 2009 decreased by $8.3 million over the same quarter last year, due to continuing company-wide cost control activities, as well as the full recovery of a previously reserved customer balance of approximately $1.3 million. “Improved operating performance has enabled us to be released from cash collateralizing letters of credit issued under our bank credit facility. This resulted in an $81.9 million increase in unrestricted cash for the 2009 second quarter”, concluded Clerico.
A conference call will be held at 9:00 a.m. Central Time on August 6, 2009. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global Second Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on our Company’s website at www.globalind.com, where it will also be archived for anytime reference until August 28, 2009.
All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.
Global Industries, Ltd. is a leading solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal,
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deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. Our Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements are based on current information and expectations of Global that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: Global’s level of capital expenditures, worldwide economic conditions, various risks related to international operations, our ability to retain skilled workers, general industry conditions, prices of crude oil and natural gas, our ability to obtain and the timing of new projects and changes in competitive factors. Although we believe that in making such statements our expectations are based on reasonable assumptions, should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.
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FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” became effective for our Company beginning January 1, 2009 and is applied retrospectively to all periods presented in this news release.
Set forth are our Company’s results of operations for the periods indicated.
RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
		As adjusted		As adjusted
Revenues	$294,827	$300,543	$564,292	$602,008
Cost of operations	229,656	292,707	453,754	539,842

Gross profit	65,171	7,836	110,538	62,166
Loss (gain) on asset disposals and impairments	(3,715)	151	(8,523)	(2,012)
Selling, general and administrative expenses	16,689	24,961	36,560	48,000

Operating income (loss)	52,197	(17,276)	82,501	16,178
Interest income	618	3,470	1,192	10,233
Interest expense	(3,729)	(2,711)	(7,222)	(7,937)
Other income (expense), net	4,492	(2,489)	6,570	(1,632)

Income (loss) before taxes	53,578	(19,006)	83,041	16,842
Income tax expense (benefits)	7,645	(4,874)	18,077	4,864

Net income (loss)	$45,933	$(14,132)	$64,964	$11,978

Earnings (Loss) Per Common Share
Basic	$0.40	$(0.12)	$.57	$.10
Diluted	$0.40	$(0.12)	$.57	$.10

Weighted Average Common Shares Outstanding
Basic	112,521	114,260	112,459	113,954
Diluted	114,500	114,260	114,319	116,384

Other Data
Depreciation and Amortization	$17,107	$15,782	$34,710	$30,962
Backlog at end of period			$215,637	$415,594
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During the first quarter of 2009, we discontinued allocation of corporate stewardship costs to our reportable segments. This change has been reflected as a retrospective change to the financial information for the three months and six months ended June 30, 2008 presented below. This change did not affect our consolidated results of operations or tax reporting.
Set forth are our Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
		As adjusted		As adjusted
Total segment revenues
North America OCD	$43,630	$22,632	$48,950	$29,572
North America Subsea	34,198	35,681	65,750	59,700
Latin America	73,470	55,578	149,785	125,750
West Africa	36,436	77,123	101,568	117,740
Middle East	28,990	66,938	53,499	152,447
Asia Pacific/India	89,634	49,886	159,447	131,894

Subtotal	306,358	307,838	578,999	617,103

Intersegment eliminations
North America Subsea	(10,426)	(6,990)	(11,437)	(13,028)
Middle East	(1,105)	(305)	(3,270)	(2,067)

Subtotal	(11,531)	(7,295)	(14,707)	(15,095)

Consolidated revenues	$294,827	$300,543	$564,292	$602,008

Income (loss) before taxes
North America OCD	$4,260	$1,360	$(7,979)	$(5,912)
North America Subsea	3,717	7,038	15,705	6,384
Latin America	16,445	(12,366)	22,467	7,517
West Africa	15,081	(5,106)	32,859	(9,284)
Middle East	3,254	(9,984)	9,576	9,504
Asia Pacific/India	17,639	10,615	25,018	24,511
Corporate	(6,818)	(10,563)	(14,605)	(15,878)

Consolidated income (loss) before taxes	$53,578	$(19,006)	$83,041	$16,842

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CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
		As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$374,343	$287,669
Restricted cash	1,139	94,516
Accounts receivable – net of allowance of $1,395 for 2009 and $12,070 for 2008	167,163	180,018
Unbilled work on uncompleted contracts	137,200	86,011
Contract costs incurred not yet recognized	5,545	11,982
Deferred income taxes	2,356	7,223
Assets held for sale	7,171	2,181
Prepaid expenses and other	46,125	44,585

Total current assets	741,042	714,185

Property and Equipment, net	647,829	599,078

Other Assets
Marketable securities – long-term	41,035	42,375
Accounts receivable – long-term	22,609	22,246
Deferred charges, net	58,838	70,573
Goodwill	37,388	37,388
Other	2,926	3,508

Total other assets	162,796	176,090

Total	$1,551,667	$1,489,353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	226,031	207,239
Employee-related liabilities	21,159	26,113
Income taxes payable	45,197	38,649
Accrued interest payable	5,738	5,613
Advance billings on uncompleted contracts	7,018	4,609
Accrued anticipated contract losses	9,122	35,055
Other accrued liabilities	8,808	12,053

Total current liabilities	327,033	333,291

Long-Term Debt	292,089	289,966
Deferred Income Taxes	62,034	64,020
Other Liabilities	13,466	13,266
Commitments and Contingencies	—	—

Shareholders’ Equity
Common stock, $0.01 par value, 150,000 shares authorized, and 120,022 and 119,650 shares issued at June 30, 2009 and December 31, 2008, respectively	1,200	1,197
Additional paid-in capital	511,557	509,345
Retained earnings	459,664	394,699
Treasury stock at cost, 6,130 shares	(105,038)	(105,038)
Accumulated other comprehensive loss	(10,338)	(11,393)

Total shareholders’ equity	857,045	788,810

Total	$1,551,667	$1,489,353

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